INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant                        /x/
Filed by a party other than the registrant     / /
Check the appropriate box:

/ / Preliminary proxy statement

/x/ Definitve proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         WILSHIRE OIL COMPANY OF TEXAS

- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      WILSHIRE OIL COMPANY OF TEXAS
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
    14a-6(i)(2).

/ / $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
    14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) title of each class of securities to which transaction applies:

   -------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   -------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -------------------------------------------------------------------------

5) Total Fee Paid:

   -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             -------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             --------------------------------------------------------------

         3)  Filing Party:

             ---------------------------------------------------------------
         4)  Date Filed:

             ---------------------------------------------------------------

                         WILSHIRE OIL COMPANY OF TEXAS

                                921 BERGEN AVENUE
                          JERSEY CITY, NEW JERSEY 07306

                                ---------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WILSHIRE OIL COMPANY OF TEXAS, a Delaware corporation (hereinafter called the "Company"), will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 at 2:00 P.M. on Friday, June 21, 1996, for the following purposes:

      (1) To elect 3 directors of the Company to serve until successors are elected and qualified.

      (2) To confirm the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1996.

      (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 10, 1996, as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the meeting.

     Directions to the Marriott at Glenpointe Hotel are included on the back page of the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO UNITED STATES POSTAGE.

                                        By Order of the Board of Directors

                                              /s/  S. WILZIG IZAK
                                              ----------------------------------
                                                   S. Wilzig Izak
                                                   Chairman of the Board

Dated:  May 24, 1996

- -------------------------------------------------------------------------------
     You are cordially invited to join us for lunch, prior to the meeting, at 12:30 p.m.
- -------------------------------------------------------------------------------

                          WILSHIRE OIL COMPANY OF TEXAS
                                921 BERGEN AVENUE
                          JERSEY CITY, NEW JERSEY 07306

                                ---------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 21, 1996
                                ---------------

     This Proxy Statement and the accompanying form of proxy, which were first sent to stockholders on or about May 24, 1996, are submitted in connection with the solicitation of proxies for the Annual Meeting of Stockholders by the Board of Directors of Wilshire Oil Company of Texas (the "Company") to be held on June 21, 1996 at 2:00 P.M. or any adjournment thereof (the "Annual Meeting"). The close of business on May 10, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of May 10, 1996, 9,296,595 shares of common stock ($1.00 par value) of the Company ("Common Stock") were outstanding and entitled to vote at the Annual Meeting, each such share being entitled to one vote.

     A form of proxy is enclosed designating S. Wilzig Izak and Joseph K. Schwartz as proxies to vote shares at the Annual Meeting. Each proxy in that form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, for the election as directors of those nominees named in this Proxy Statement, and for confirmation of the appointment of Arthur Andersen LLP as the Company's independent public accountants. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his stead of such other person as may be nominated by the Board of Directors.

     Neither the Board of Directors nor Management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. The Board of Directors is aware that a shareholder may present a proposal at the meeting that was excluded from this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission. If such proposal is properly brought before the Annual Meeting, or any adjournment thereof, it is intended that the persons named in the proxy will use their discretionary authority to vote against such proposal. If any other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

     Each stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any shareholder may attend the Annual Meeting and vote in person whether or not he has previously given a proxy.

     The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. The nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is necessary for confirmation of the selection of Arthur Andersen LLP as the Company's accountants for the year ending December 31, 1996. Since abstentions will be considered in the determination of the number of shares present in person or by proxy at the Annual Meeting, abstentions will have the same effect as a vote against confirmation. Broker non-votes will have no effect on the adoption of this proposal.

     The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses. In addition to the use of the mail, and without additional compensation therefor, proxies may be solicitated in person or by telephone, facsimile or telegram by officers and regular employees of the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Based on information available to the Company, the Company believes that the following persons held beneficial ownership of more than five percent of the outstanding Common Stock as of March 31, 1996:

     Name and Address                        Amount And Nature of        Percent
     of Beneficial Owner                     Beneficial Ownership       0f Class
     -------------------                     --------------------       --------
Siggi B. Wilzig ...........................      1,125,771(1)            11.69%
 921 Bergen Avenue
 Jersey City, New Jersey 07306

Dimensional Fund Advisors, Inc. ...........        668,124(2)             7.11%
 1299 Ocean Avenue, Suite 650
     Santa Monica, CA 90401

- ----------

(1) Includes 234,695 shares of Common Stock that could be obtained by Mr. Wilzig on the exercise of stock options exercisable within 60 days of March 31, 1996. Mr. Wilzig, former Chairman and President of the Company, serves as the Senior Consultant to the Company at a remuneration of $90,000 per year. His duties include financial and personnel matters, purchases and sales and other transactions with respect to the Company's assets.

(2) Pursuant to a filing with the Securities and Exchange Commission which reported beneficial ownership as of December 31, 1995, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, disclosed that it is deemed to have beneficial ownership of 668,124 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

          BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

     The Company is incorporated under the laws of the State of Delaware. The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

     The Company's Restated Certificate of Incorporation and By-Laws provide for an eight member Board of Directors divided into three classes of directors serving staggered three-year terms. The term of office of directors in Class I expires at the 1996 Annual Meeting, Class II at the next succeeding Annual Meeting and Class III at the following succeeding Annual Meeting. Three Class I nominees are named in this Proxy Statement.

     The Board of Directors of the Company holds periodic meetings as necessary to deal with matters which it must consider. During 1995, the Board met a total of 6 times. All directors attended at least 75% of the meetings of the Board and Committees on which they served.

     The Board of Directors has an Executive Committee which consists of Ira Braun, Ernest Wachtel, S. Wilzig Izak and Sam Halpern. This Committee may exercise all authority of the full Board with the exception of specified limitations relating to major corporate matters. The Executive Committee met 3 times during the past year.

     The Board of Directors appoints an Audit Committee, comprised entirely of directors who are not officers of the Company. The members of the Audit Committee are Messrs. Milton Donnenberg,

Eric J. Schmertz, William J. Schwartz and Joseph K. Schwartz. The duties of the Audit Committee include recommending to the Board the selection of independent public accountants and reviewing their compensation and conferring with the independent public accountants and certain officers of the Company to ensure the adequacy of the Company's internal controls. During the past year, the Audit Committee met once.

     The Board of Directors of the Company does not have a Nominating Committee or a Compensation Committee, but the functions which would be performed by such committees are performed by the Board. The Board will consider nominations for directors by stockholders. Under the Company's By-laws, a stockholder must give the Company at least 60 but not more then 90 days prior notice of such stockholder's intention to nominate a person for election as a director; provided that if the date of the annual meeting is first publicly announced less than 70 days prior to the meeting, such prior notice shall be given not more than 10 days after such meeting is first publicly announced. The Company's by-laws describe the written information that must be submitted with any such nomination. A shareholder seeking to nominate a person to serve on the Board who fails to submit the necessary documentation will be precluded from making such a nomination.

     The Board has a Stock Option Committee, which administers the Company's stock option plans. This Committee, comprised of Ira Braun, Milton Donnenberg, Joseph K. Schwartz and Ernest Wachtel, met once during the past year.

     Each director other than S. Wilzig Izak receives an annual fee of $10,000. Members of the Executive Committee other than S. Wilzig Izak also receive an annual fee of $4,000 and members of the Audit Committee and Stock Option Committee also receive an annual fee of $2,000. Additionally, each director, other than S. Wilzig Izak, was granted in 1995 5,000 options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan approved by shareholders.

                        PROPOSAL 1--ELECTION OF DIRECTORS

     Three directors, constituting the Class I Directors, are to be elected at the 1996 Annual Meeting for three-year terms expiring in 1999. There is no cumulative voting; accordingly, proxies cannot be voted for more than three nominees. The Board's nominees are Sam Halpern, Eric J. Schmertz, Esq., and Dr. William J. Schwartz.

     The information provided below with respect to director nominees and present directors includes (1) name, (2) class, (3) principal occupation, business experience during the past five years and age, (4) the year in which he or she became a director and (5) number and percentage of shares of Common Stock of the Company beneficially owned. This information has been furnished by the directors.


                                                                                                   Shares of
                                                                                                  Common Stock
                                                                                        Year      Beneficially
                                                                                       Became       Owned on
                                                                                      Director  March 31, 1996
                                               Principal Occupation                    of the   and Percentage
Name                           Class                and Age (A)                       Company     of Class (B)
- ----                           -----             -----------------                    -------   --------------

Dr. Ira F. Braun .........      III   Director of Neuro Interventional                 1981          11,867
                                       Radiology, Miami Vascular Institute;                         (0.13%)
                                       Clinical Professor of Radiology,
                                       University of Miami; prior thereto
                                       at Medical College of Virginia. Age 46.

Milton Donnenberg ........      II    Formerly President, Milton Donnenberg            1981          11,806
                                       Assoc., Realty Management,                                   (0.13%)
                                       Carlstadt, N.J. Age 73.

Sam Halpern ..............       I    President, Atlantic Realty Corp.,                1983          42,649
                                       Builders and Developers,                                     (0.45%)
                                       Woodbridge, N.J. Age 75.

S. Wilzig Izak ...........       II   Chairman of the Board since                      1987         107,611 (c)
                                       September 20, 1990; Chief                                    (1.13%)
                                       Executive Officer since May
                                       1991; Executive Vice President
                                       (1987-1990); prior thereto, Senior
                                       Vice President. Age 37.


                                                                                                   Shares of
                                                                                                  Common Stock
                                                                                        Year      Beneficially
                                                                                       Became       Owned on
                                                                                      Director  March 31, 1996
                                               Principal Occupation                    of the   and Percentage
Name                           Class                and Age (A)                       Company     of Class (B)
- ----                           -----             -----------------                    -------   --------------

Eric J. Schmertz, Esq. ......    I    Of Counsel to the law firm of Rivkin,            1983          12,542
                                       Radler & Kremer since July 1,                                (0.13%)
                                       1989. Edward F. Carlough
                                       Distinguished Professor and
                                       formerly Dean, Hofstra University
                                       School of Law, Hempstead, N.Y.
                                       Age 70.

Joseph K. Schwartz ..........   II    President, Joseph K. Schwartz, Inc.,             1981          15,598
                                       Realty and Insurance Brokers.                                (0.17%)
                                       Director, Ellenville Credit Union.
                                       Age 76.

Dr. William J. Schwartz .....    I    Chief of Opthamology, Good                       1983         132,806 (d)
                                       Samaritan Hospital, Suffern, N.Y.                            (1.41%)
                                       Age 51.

Ernest Wachtel ..............   III   President, Ellmax Corp., Builders                1970          85,623
                                       and Realty Investors, Elizabeth, N.J.                        (0.91%)
                                       Age 71.

- ----------

(a) No nominee or director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

(b) The shares of the Company's Common Stock are owned directly and beneficially, and the holders have sole voting and investment power, except as otherwise noted.

(c) Includes 76,293 shares of stock that could be acquired by S. Wilzig Izak on the exercise of options exercisable within 60 days of March 31, 1996.

(d) Includes 26,032 shares of stock owned by a profit sharing plan, 27,052 shares owned by Dr. Schwartz' wife and 2,866 shares owned by or on behalf of Dr. Schwartz' children.

     At March 31, 1996, Steven A. Gelman, the only Named Officer (as defined below) who is not a director of the Company, beneficially owned 4,243 shares (or 0.05%) of Common Stock, all of which represent shares that could be acquired by Mr. Gelman on the exercise of options exercisable within 60 days of March 31, 1996. At March 31, 1996, all directors and executive officers as a group (ten persons) beneficially owned equity securities as follows:

                                      Amount
                                   Beneficially
            Title of Class             Owned          Percent of Class
            --------------         ------------       ----------------
            Common Stock ..........   433,286*              4.57%

- ----------

* Includes 89,077 shares subject to options exercisable within 60 days of March 31, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the years ended December 31, 1993, 1994 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to or with respect to the Chief Executive Officer of the Company and the only other executive officer of the Company whose salary and bonus during 1995 exceeded $100,000 (the "Named Officers"), for services rendered in all capacities during such period.


                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                           Annual Compensation           Compensation
Name and Current                       --------------------------       ---------------         All Other
Principal Position             Year    Salary     Bonus   Other(a)      Options Granted      Compensation(b)
- ------------------             ----    ------     -----   --------      ---------------      ---------------

S. Wilzig Izak,                1995   $117,000   $14,000    --                  --               $  187
 Chairman and CEO              1994    108,000    14,000    --                  --                  180
                               1993     90,000        --    --                  --                  173

Steven A. Gelman,              1995     97,500     7,000    --                  --                  175
 Vice President and            1994     93,333     7,000    --                  --                  226
 Controller                    1993     61,875        --    --                  --                   --

- ----------

(a) During the periods covered, the Named Officers did not receive perquisites (i.e., personal benefits such as country club memberships or use of automobiles).

(b) $187 and $175 is the dollar value of insurance premiums paid by the Company in 1995 on term life insurance policies for Ms.Izak and Mr. Gelman, respectively.

(c) Mr. Gelman's compensation reflects salary since April 1993, when he commenced employment with the Company. Fees received by Mr. Gelman as a consultant prior to April 1993 are not reflected in the table.

STOCK OPTIONS

     In June 1995, the Company adopted two new stock-based compensation plans (the 1995 Stock Option and Incentive Plan and the 1995 Non-Employee Director Stock Option Plan) under which up to 450,000 and 150,000 shares of Common Stock, respectively, are available for grant. Options may no longer be granted under stock option plans approved prior to 1995; however, certain options granted under such prior plans currently remain outstanding.

     No stock options were granted to the Named Officers during the year ended December 31, 1995. and none of the Named Officers exercised any stock options during 1995. The following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1995. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of an existing option and $5.75, the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 31, 1995.

                          FISCAL YEAR-END OPTION VALUES

                                                 Number of
                                                Securities         Value of
                                                Underlying        Unexercised
                                                Unexercised      In-the-money
                                                Options at        Options At
                                                 12/31/95          12/31/95
                                               ------------      -------------
                                               Exercisable/      Exercisable/
      Name                                     Unexercisable     Unexercisable
      ----                                     -------------     -------------
      S. Wilzig Izak .......................      76,293/          $101,330/
                                                   3,183                159

      Steven A. Gelman .....................       4,243/               212/
                                                   1,061                 53

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1990 in (i) the Company's Common Stock, (ii) the Standard and Poors 500 Index, and (iii) the Dow Jones Oil--Secondary Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market prices.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS





                  [GRAPHICAL REPRESENTATION OF DATA TABLE BELOW]


                            1990     1991     1992     1993     1994     1995
                            ----     ----     ----     ----     ----     ----
Wilshire Oil Company .....  100      163      165      162      171      148
S&P ......................  100      130      140      155      157      215
Dow-Jones Oil-Secondary ..  100       98       99      110      106      123

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Company does not have a separate Compensation Committee, and, therefore, decisions concerning the compensation of the Company's executive officers are made by the entire Board of Directors (other than decisions relating to the grant of stock options under the Company's stock option plan, which are made by the Stock Option Committee). S. Wilzig Izak, the Chief Executive Officer of the Company and a member of the Board of Directors, has abstained from all votes pertaining to her compensation. Pursuant to SEC rules designed to enhance disclosure of corporate policies concerning executive compensation, set forth below is a report submitted by the Board which addresses the Company's compensation policies for 1995 as they affected the Company's Chief Executive Officer and the Company's other executive officers.

     The goals of the Company's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment.

     The key element of the Company's short term compensation is salary. Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which the executive officer is deemed to have aided the Company in meeting its objectives.

     The Chief Executive Officer began drawing a salary at the time she assumed the responsibilities of the CEO in May 1991. The Chief Executive Officer requested the Board not to increase her salary during 1993. During 1994 and 1995, the Board determined to increase the Chief Executive Officer's salary and to grant her bonuses, in light of her successful efforts in expanding and diversifying the Company's business. The salary of the other Named Officer was increased during both 1994 and 1995 as a result of his increased responsibilities at the Company. The Board does not use specific financial factors, such as earnings per share, in establishing base salaries for its executive officers. The Board believes that while salary should provide the Company's executive officers with suitable compensation, incentives to executives should be more closely tied to Company performance through emphasis on stock options rather than incremental pay increases.

     The Board believes that the key element in the Company's long term compensation of executive officers is a stock option plan. Since it had granted stock options to Ms. Izak and certain other executive officers in prior years, the Board's Stock Option Committee decided not to grant additional stock options to the Named Officers in 1994 or 1995. Instead, it relied upon the incentives provided by previously granted options to provide long-term goals for these individuals.

     During 1993, the Omnibus Reconciliation Act of 1933 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on an analysis by the Company to date, the Company does not anticipate that compensation levels will reach the threshold described in this Act.

     The Board believes that its compensation policies balance the objectives of fostering the retention and motivation of qualified executive officers while striving to contain personnel costs.

                                              Respectfully submitted,

                  S. Wilzig Izak                 Dr. Ira F. Braun
                  Milton Donnenberg              Sam Halpern
                  Eric J. Schmertz               Joseph K. Schwartz
                  Dr. William J. Schwartz        Ernest Wachtel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a formal Compensation Committee. However, the entire Board of Directors performs the functions of such a Committee by establishing compensation policies. S. Wilzig Izak, the Company's Chief Executive Officer, is a member of the Board of Directors. She has abstained from all votes pertaining to her own compensation. Siggi B. Wilzig, the Company's Senior Consultant and former Chairman and President of the Company, has participated in deliberations of the Board concering executive officer compensation. Mr. Wilzig has no vote with respect to such matters.

     During the first quarter of 1996, the Company acquired real estate properties from The Trust Company of New Jersey ("TCNJ") at an aggregate price of approximately $3 million. The purchase prices for these properties were based upon, among other things, independent MAI appraisals. This transaction was not financed by TCNJ. At March 31, 1996, the Company had mortgage loans payable to TCNJ in the aggregate principal amount of $27.7 million at a weighted average effective interest rate of approximately 7.1% per annum. At March 31, 1996, the Company also had term loans payable to TCNJ in the aggregate principal amount of $2,380,000, secured by marketable securities; such loans bear interest at the prime lending rate. Siggi B. Wilzig, whose shareholdings of the Company are described on page 2 hereof, is an officer, director and significant shareholder of TCNJ.

SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is aware that Dr. William J. Schwartz, a Director of the Company, did not file timely a Form 4 report for December 1995 to disclose a sale of shares. This form was inadvertently filed six days late.

     PROPOSAL 2--CONFIRMATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL

     The Board of Directors, acting upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the year ending December 31, 1996 and the stockholders will be asked to confirm such selection at the Annual Meeting. Arthur Andersen LLP has audited the books and records of the Company for many years.

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     The Board of Directors has an Audit Committee which meets with the management of the Company and representatives of Arthur Andersen LLP. The activities of the Committee are discussed on page 3 of this Proxy Statement.

                                  MISCELLANEOUS

     SUBMISSION OF STOCKHOLDER PROPOSALS--Any proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than January 24, 1997 for inclusion in the Company's Proxy Statement and form of proxy.

     Furthermore, in order for business to be properly brought before any meeting by a stockholder, the stockholder must give timely prior notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be given to the Secretary not less than 60 nor more than 90 days prior to the date of the meeting; provided that if the date of the meeting is first publicly announced less than 70 days before the date of the meeting, such advance notice must be given within ten days after such meeting date is first publicly announced. All such notices must set forth, as to each matter the stockholder proposes to bring before the Annual Meeting, (i) the text of the proposal, (ii) a brief description of the reasons for such proposal, (iii) the name and address of the stockholder proposing such business, (iv) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (v) any material interest of the stockholder in such proposal. The chairperson of the meeting will determine whether sufficient notice has been given; in the absence of such notice, a stockholder proposal will not be considered.

     We hope that you will attend the meeting of shareholders, and look forward to your presence. HOWEVER, EVEN THOUGH YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. If you wish to change your vote or vote in person, your proxy may be revoked at any time prior to the time it is voted.


                                              /s/  S. WILZIG IZAK
                                              ----------------------------------
                                                   S. Wilzig Izak
                                                   Chairman of the Board

Dated:  May 24, 1996

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD WHO REQUESTS IT, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1995. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE SENT TO: WILSHIRE OIL COMPANY OF TEXAS, SHAREHOLDER RELATIONS DEPARTMENT, 921 BERGEN AVENUE, JERSEY CITY, NEW JERSEY 07306.

                        DIRECTIONS TO MARRIOTT GLENPOINTE
                 100 FRANK W. BURR BOULEVARD, TEANECK, NJ 07666
                                 (201) 836-0600

- -- FROM POINTS NORTH AND EAST:
   Interstate 95 South to Exit 70 (Teaneck)
   Bear Right into Hotel Parking Lot
   (2 Miles south of the George Washington Bridge)

- -- FROM POINTS WEST:
   Interstate 80 East to Exit 70 (Teaneck)
   (Following Signs to I-95 North)
   After Crossing Overpass, Bear Right into Hotel Parking Lot

- -- FROM POINTS SOUTH:
   Interstate 95 North (Becoming New Jersey Turnpike), continuing on 95 North to Exit 70 (Teaneck)
   After Crossing Overpass, Bear Right into Hotel Parking Lot

- -------------------------------------------------------------------------------
     You are cordially invited to join us for lunch, prior to the meeting, at 12:30 p.m.
- -------------------------------------------------------------------------------

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 6 contains a description in tabular form of a graph entitled "Perfrmance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the Dow Jones Oil-Secondary Group for the period of each of the years commencing December 31, 1990 and ending December 31, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                         WILSHIRE OIL COMPANY OF TEXAS
                              PROXY--COMMON STOCK
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

     The undersigned hereby appoints S. Wilzig Izak and Joseph K. Schwartz, and each of them, proxies with full power of substitution in each of them to vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of WILSHIRE OIL COMPANY OF TEXAS to be held on June 21, 1996 or at any adjournments thereof, on the following as specified and on such other matters as may properly come before the meeting, hereby revoking any proxy previously given.

     A VOTE FOR IS RECOMMENDED BY THE DIRECTORS ON THE FOLLOWING:

1. Nominees for Class 1 director: Sam Halpern, Eric J. Schmertz, Esq. and Dr. William J. Schwartz

     [ ] FOR ALL NOMINEES LISTED      [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
                                          LISTED


     --------------------------------------------------------------------------
     (To withhold your vote for any individual nominee(s) print the nominee's name on the line above.

2. [ ] FOR [ ] AGIANST [ ] ABSTAIN Confirmation of Arthur Andersen LLP as independent public accountants.

     Upon all such other matters as may properly come before the meeting and/or any adjournments thereof, as the proxies in their discretion may determine.

     UNLESS YOU SPECIFY OTHERWISE, THIS PROXY, IF EXECUTED, WILL BE VOTED FOR THE ABOVE PROPOSALS.

     --------------------------------------------------------------------------
      IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
               IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
     --------------------------------------------------------------------------
                          (Continued on reverse side.)



                         (Continued from reverse side.)

The signer acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 1995.

                                              Dated:______________________, 1996

                                              __________________________________
                                              Signature

                                              __________________________________
                                              Signature if held jointly

                                              Please sign exactly as your name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

- --------------------------------------------------------------------------------

   IMPORTANT: PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                             NO POSTAGE IS REQUIRED.